UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

Artisoft, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Cambridge Center, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 6, 2005, the Registrant entered an Office Lease (the “Office Lease”) dated as of June 6, 2005, by and between SRI Mission Towers II, LLC, a Delaware limited liability company, as Landlord, and the Registrant, as Tenant. Pursuant to the terms and conditions of the Office Lease, beginning on August 1, 2005 (the “Commencement Date”), the Registrant will lease the premises located at Suite 400, 3979 Freedom Circle Drive, Santa Clara, California, comprising approximately 24,907 square feet (collectively, the “Leased Premises”). The term of the Office Lease will end on January 31, 2011, with no option to renew. The Registrant will pay rent under the Office Lease on a monthly basis, which rent shall equal: (i) $34,869.80 during the first year of the Office Lease; (ii) $36,115.15 during the second year of the Office Lease; (iii) $37,360.50 during the third year of the Office Lease; (iv) $38,605.85 during the fourth year of the Office Lease; and (v) $39,851.20 during the fifth and final year of the Office Lease, with additional amounts due for the Registrant’s proportionate share of the Landlord’s operating costs, insurance costs, and taxes attributable to the Leased Premises. The Registrant intends to use the Leased Premises during the term of the Office Lease for the purpose of product development, customer support, and general administrative operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISOFT, INC.

Date: July 14, 2005	By:	/s/ DUNCAN G. PERRY
Duncan G. Perry
Chief Financial Officer